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[Exhibit 5.10]

June 5, 2006

Agnico-Eagle Mines Limited
Securities Commission of Newfoundland & Labrador
Nova Scotia Securities Commission
New Brunswick Securities Commission
Registrar of Securities, Prince Edward Island
Autorité des marches financiers du Québec
Ontario Securities Commission
The Manitoba Securities Commission
Saskatchewan Financial Services, Securities Division
Alberta Securities Commission
British Columbia Securities Commission
Toronto Stock Exchange
United States Securities and Exchange Commission

Agnico-Eagle Mines Limited (the "Company")

        I have been named as a "qualified person" in the Company's prospectus supplement dated June 5, 2006, which prospectus supplement incorporates by reference the (final) short form base shelf prospectus of the Company dated November 15, 2004 (collectively, and as may be amended or supplemented from time to time in the future, the "Prospectus"), which Prospectus is incorporated by reference into and is deemed to be included in the Company's Registration Statement on Form F-10 (File No. 333-120043) (as originally filed with the United States Securities and Exchange Commission on October 28, 2004, as amended on November 17, 2004 and as may be further amended from time to time in the future, including by way of post-effective amendment, the "Registration Statement").

        I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference(s) to, the information that I have prepared or supervised the preparation of as a "qualified person" under National Instrument 43-101 (the "QP Information") in the Prospectus and in the Registration Statement. I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Prospectus or the Registration Statement that is derived from the QP Information, and (ii) the Prospectus or the Registration Statement contains any misrepresentation of the information contained in the QP Information or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the QP Information.

        This letter is solely for your information in connection with the offering of the securities covered by the Prospectus under the Registration Statement, and is not to be referred to in whole or in part for any other purpose.

Yours very truly,

/s/ CHRISTIAN D'AMOURS
Christian D'Amours Consulting Geologist Géopointcom

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  [Exhibit 5.10]